Exhibit 10.3

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (this “Agreement”) is entered into and made effective as of the 23rd day of January, 2013, by and between CVR Energy, Inc., a corporation organized and existing under the laws of Delaware and having a place of business at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479 (hereinafter “CVR Energy”), and CVR Refining, LP, a limited partnership organized and existing under the laws of Delaware and having a place of business at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479 (hereinafter “CVR Refining”).

CVR Energy is the owner of the marks listed on Appendix A (hereinafter the “Marks”). CVR Refining desires to use the Marks on and in connection with its refining business and supporting operations and its production and sale of petroleum products (the “Business and Goods”).

In consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

I. GRANT OF LICENSE

CVR Energy grants to CVR Refining a non-exclusive and non-transferable license to use the Marks on and in connection with the Business and Goods, with the right to sublicense subject to the following terms and conditions. Notwithstanding the foregoing, CVR Refining may assign or otherwise transfer the foregoing license with the prior written consent of CVR Energy.

II. USE OF MARKS AND QUALITY CONTROL

CVR Refining agrees to use the Marks only in the form and manner and with appropriate legends as reasonably prescribed from time to time by CVR Energy, and not to use any other names, logos or marks in combination with the Marks without prior approval of CVR Energy; provided, such approval will not be unreasonably withheld, conditioned or delayed.

CVR Refining agrees that the nature and quality of the Business and Goods will conform to standards currently applied by CVR Refining.

CVR Refining will permit reasonable inspection of its operations, and will supply CVR Energy with specimens of use of the Marks upon request.

III. OWNERSHIP OF MARKS

CVR Refining acknowledges that CVR Energy owns all right, title and interest in and to the Marks, agrees that it will do nothing inconsistent with CVR Energy’s ownership of the Marks and that all use of the Marks by CVR Refining will inure to the benefit of and be on behalf of CVR Energy. CVR Refining agrees that nothing in this Agreement will give CVR Refining any right, title or interest in the Marks, other than the right to use the Marks in accordance with this Agreement and CVR Refining agrees that it will not attack the title of CVR Energy to the Marks or attack the validity of the license granted hereunder.

IV. RECORD KEEPING

CVR Refining agrees to maintain accurate records and archives evidencing its use of the Marks pursuant to this Agreement, including retaining samples of signage, advertising and other promotional uses of the Marks for each year during the term of the Agreement.

V. INFRINGEMENT PROCEEDINGS

CVR Energy will have the sole right and discretion, but not the obligation, to bring infringement or unfair competition proceedings involving the Marks.

VI. TERM AND TERMINATION

This Agreement will continue in force and effect for the life of the Marks, unless sooner terminated as provided for herein.

The Agreement may be terminated by either party without cause upon giving the other party 60 days’ written notice.

CVR Energy may terminate this Agreement immediately (i) in the event of any affirmative act of insolvency by CVR Refining, (ii) upon the appointment of any receiver or trustee to take possession of the properties of CVR Refining, or (iii) upon the liquidation, dissolution, winding up or sequestration by governmental authority of CVR Refining. In addition, CVR Energy may terminate this Agreement upon breach of any of the provisions hereof by CVR Refining that is not cured within 30 days following receipt by CVR Refining of notice of breach from CVR Energy or waived by CVR Energy.

Upon termination of this Agreement, CVR Refining agrees to immediately discontinue all use of the Marks and any term confusingly similar thereto, and to delete the same from its corporate or business name, to cooperate with CVR Energy or its appointed agent to supply to the appropriate authorities to cancel recording of this Agreement from all government records, to destroy all printed materials bearing the Marks, and that all rights in the Marks and the goodwill connected therewith will remain the property of CVR Energy.

VII. INTERPRETATION OF AGREEMENT

This Agreement will be interpreted according to the laws of the State of Kansas, United States of America.

[signature page follows]

The parties hereto have caused this Agreement to be executed as of the date first written above.

CVR Energy, Inc.		CVR Refining, LP
by: CVR Refining GP, LLC
its general partner

By:	/s/ Susan M. Ball	By:	/s/ Susan M. Ball
Name:	Susan M. Ball	Name:	Susan M. Ball
Title:	Chief Financial Officer and Treasurer	Title:	Chief Financial Officer and Treasurer

[Signature Page to Trademark License Agreement]

APPENDIX A

1.	COFFEYVILLE RESOURCES (word mark)

2.	COFFEYVILLE RESOURCES (logo)

3.	CVR Refining, LP (logo)

APPENDIX A